Filed pursuant to Rule 433
                                                    Registration No. 333-130684


                     Preliminary Mortgage Loan Level Data

                 Morgan Stanley Mortgage Loan Trust 2006-16AX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-16AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------


                        Preliminary Collateral Termsheet
                                 [$199,521,789]
                                   Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-16AX
                                (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-16AX
                              Group 1 Certificates

                      Morgan Stanley Mortgage Capital Inc.
                              (Seller and Sponsor)

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                  IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are su bject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


              IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------


------------------------------------------------------------------------------------------------------------------
                                                    Product Type
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF       BALANCE         % OF PRINCIPAL        GROSS
                                   MORTGAGE       AS OF THE        BALANCE AS OF        COUPON             OLTV
COLLATERAL TYPE                      LOANS      CUT-OFF DATE      THE CUT-OFF DATE        (%)      FICO     (%)
-------------------------------- ------------ ---------------- ----------------------- ---------- ------ ---------
1 Yr Arms - IO 10 Yrs                      3       936,000.00                    0.47      6.054    749     66.81
2 Yr Arms                                  1       355,208.22                    0.18      7.625    604     71.97
2 Yr Arms - IO 10 Yrs                      9     1,698,483.62                    0.85      7.472    680     79.27
3 Yr Arms                                 10     1,461,533.51                    0.73      7.071    699     75.06
3 Yr Arms - IO 10 Yrs                     28     6,294,067.00                    3.15      7.192    695     75.72
3 Yr Arms - IO 5 Yrs                       1       175,600.00                    0.09      7.000    761     80.00
5 Yr Arms                                137    22,929,523.23                   11.49      7.489    698     78.49
5 Yr Arms - IO 10 Yrs                    698   151,348,871.13                   75.86      7.387    700     77.93
5 Yr Arms - IO 5 Yrs                      36     7,913,376.55                    3.97      7.512    693     78.77
6 Month Arms - IO 10 Yrs                   2       317,760.00                    0.16      6.299    737     80.00
7 Yr Arms                                  2       172,684.06                    0.09      8.000    666     80.00
7 Yr Arms - IO 10 Yrs                     17     5,221,898.82                    2.62      7.719    704     76.78
7 Yr Arms - IO 7 Yrs                       3       696,783.00                    0.35      7.739    675     61.83
-------------------------------- ------------ ---------------- ----------------------- ---------- ------ ---------
Total:                                   947   199,521,789.14                  100.00      7.398    699     77.81
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                     Index Type
-----------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                 NUMBER OF        BALANCE         % OF PRINCIPAL        GROSS
                                 MORTGAGE        AS OF THE        BALANCE AS OF        COUPON             OLTV
INDEX TYPE                         LOANS       CUT-OFF DATE      THE CUT-OFF DATE        (%)      FICO     (%)
------------------------------ ------------ ----------------- ---------------------- ---------- ------- ---------
Libor - 6 Month                        568    117,541,254.88                  58.91      7.434     702     77.79
Libor - 1 Year                         379     81,980,534.26                  41.09      7.347     695     77.83
------------------------------ ------------ ----------------- ---------------------- ---------- ------- ---------
Total:                                 947    199,521,789.14                 100.00      7.398     699     77.81
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                  Current Balance
-----------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
RANGE OF PRINCIPAL BALANCES     NUMBER OF       BALANCE         % OF PRINCIPAL        GROSS
AS OF THE                       MORTGAGE       AS OF THE        BALANCE AS OF        COUPON             OLTV
CUT-OFF DATE ($)                  LOANS      CUT-OFF DATE      THE CUT-OFF DATE        (%)      FICO     (%)
----------------------------- ------------ ----------------- ---------------------- ---------- ------- ---------
0.01 - 100,000.00                    113       8,813,554.45                   4.42      7.720     707      78.02
100,000.01 - 200,000.00              393      59,598,001.66                  29.87      7.412     706      78.48
200,000.01 - 300,000.00              259      64,021,117.37                  32.09      7.384     697      78.02
300,000.01 - 400,000.00              134      45,950,118.28                  23.03      7.254     692      77.61
400,000.01 - 500,000.00               41      17,258,064.37                   8.65      7.507     690      75.30
500,000.01 - 600,000.00                6       3,215,933.01                   1.61      8.000     712      78.33
600,000.01 - 700,000.00                1         665,000.00                   0.33      7.500     749      70.00
----------------------------- ----------- ------------------ ---------------------- ---------- ------- ---------
Total:                                947    199,521,789.14                 100.00      7.398     699      77.81
-----------------------------------------------------------------------------------------------------------------
Minimum: $29,959.61
Maximum: $665,000.00
Average: $210,688.27

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------



------------------------------------------------------------------------------------------------------------------
                                             Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                                NUMBER OF       BALANCE         % OF PRINCIPAL        GROSS
                                MORTGAGE       AS OF THE        BALANCE AS OF        COUPON               OLTV
RANGE OF MONTHS REMAINING         LOANS      CUT-OFF DATE      THE CUT-OFF DATE        (%)       FICO      (%)
----------------------------- ----------- ------------------ --------------------- ----------- ------- -----------
241 - 360                            947     199,521,789.14                100.00       7.398     699       77.81
----------------------------- ----------- ------------------ --------------------- ----------- ------- -----------
Total:                               947     199,521,789.14                100.00       7.398     699       77.81
-------------------------------------------------------------------------------------------------------------------
Minimum: 349
Maximum: 360
Weighted Average: 358


-------------------------------------------------------------------------------------------------------------------
                                                     Seasoning
-------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                  NUMBER OF        BALANCE          % OF PRINCIPAL       GROSS
                                  MORTGAGE        AS OF THE         BALANCE AS OF       COUPON             OLTV
RANGE OF SEASONING  (Months)        LOANS       CUT-OFF DATE       THE CUT-OFF DATE       (%)      FICO     (%)
------------------------------- ------------ ------------------- -------------------- ---------- ------- ----------
0                                        13        3,140,120.00                 1.57      7.350     680      74.26
1 - 3                                   882      185,021,886.58                92.73      7.415     699      77.89
4 - 6                                    48       10,675,920.61                 5.35      7.142     706      77.07
7 - 9                                     2          345,600.00                 0.17      6.951     708      80.00
10 - 12                                   2          338,261.95                 0.17      7.320     676      83.04
------------------------------- ------------ ------------------- -------------------- ---------- ------- ----------
Total:                                  947      199,521,789.14               100.00      7.398     699      77.81
-------------------------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 11
Weighted Average: 2


------------------------------------------------------------------------------------------------------------------
                                             Original Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                NUMBER OF        BALANCE         % OF PRINCIPAL       GROSS
RANGE OF MONTHS AT              MORTGAGE        AS OF THE        BALANCE AS OF       COUPON             OLTV
ORIGINATION                       LOANS       CUT-OFF DATE      THE CUT-OFF DATE       (%)      FICO     (%)
----------------------------- ----------- ------------------ --------------------- ----------- ------- -----------
241 - 360                            947     199,521,789.14                100.00       7.398     699       77.81
----------------------------- ----------- ------------------ --------------------- ----------- ------- -----------
Total:                               947     199,521,789.14                100.00       7.398     699       77.81
------------------------------------------------------------------------------------------------------------------
Minimum: 360
Maximum: 360
Weighted Average: 360


-------------------------------------------------------------------------------------------------------------------
                                                   Mortgage Rate
-------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                  NUMBER OF        BALANCE          % OF PRINCIPAL       GROSS
RANGE OF CURRENT MORTGAGE         MORTGAGE        AS OF THE         BALANCE AS OF       COUPON             OLTV
RATES (%)                           LOANS       CUT-OFF DATE       THE CUT-OFF DATE       (%)      FICO     (%)
------------------------------- ------------ ------------------- -------------------- ---------- ------- ----------
5.501 - 6.000                             3          647,010.05                 0.32      5.804     708      77.97
6.001 - 6.500                             4        1,052,572.64                 0.53      6.365     759      64.02
6.501 - 7.000                           215       49,169,482.67                24.64      6.854     703      76.03
7.001 - 7.500                           414       89,191,614.56                44.70      7.338     697      77.25
7.501 - 8.000                           207       40,183,311.58                20.14      7.777     698      79.40
8.001 - 8.500                            84       15,353,308.20                 7.70      8.306     697      81.97
8.501 - 9.000                            20        3,924,489.44                 1.97      8.691     688      83.80
------------------------------- ------------ ------------------- -------------------- ---------- ------- ----------
Total:                                  947      199,521,789.14               100.00      7.398     699      77.81
-------------------------------------------------------------------------------------------------------------------
Minimum: 5.750%
Maximum: 9.000%
Weighted Average: 7.398%



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------


------------------------------------------------------------------------------------------------------------------
                                           Original Loan-to-Value Ratios
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                  NUMBER OF        BALANCE          % OF PRINCIPAL       GROSS
RANGE OF ORIGINAL                 MORTGAGE        AS OF THE         BALANCE AS OF       COUPON             OLTV
LOAN-TO-VALUE RATIOS (%)            LOANS       CUT-OFF DATE       THE CUT-OFF DATE       (%)      FICO     (%)
------------------------------- ------------ ------------------- -------------------- ---------- ------- ---------
30.01 - 35.00                             1          100,000.00                 0.05      8.250     617     31.75
35.01 - 40.00                             2          404,707.57                 0.20      7.184     714     37.86
40.01 - 45.00                             1          250,000.00                 0.13      6.875     677     44.25
45.01 - 50.00                             4        1,093,450.00                 0.55      7.113     691     48.84
50.01 - 55.00                             2          417,457.00                 0.21      6.819     733     52.81
55.01 - 60.00                            11        2,368,226.17                 1.19      6.963     703     57.52
60.01 - 65.00                            18        4,875,495.75                 2.44      7.095     673     63.37
65.01 - 70.00                           102       21,475,576.68                10.76      7.368     706     69.40
70.01 - 75.00                           104       23,202,419.11                11.63      7.400     695     74.22
75.01 - 80.00                           625      130,642,862.03                65.48      7.374     697     79.67
80.01 - 85.00                            14        2,774,876.16                 1.39      7.708     720     84.34
85.01 - 90.00                            34        6,579,103.17                 3.30      7.857     709     89.63
90.01 - 95.00                             5          735,093.15                 0.37      7.976     702     93.83
95.01 - 100.00                           24        4,602,522.35                 2.31      7.977     739     99.84
------------------------------- ------------ ------------------- -------------------- ---------- ------- ---------
Total:                                  947      199,521,789.14               100.00      7.398     699     77.81
------------------------------------------------------------------------------------------------------------------
Minimum: 31.75%
Maximum: 100.00%
Weighted Average by Current Balance: 77.81%


------------------------------------------------------------------------------------------------------------------
                                             FICO Score at Origination
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                NUMBER OF         BALANCE         % OF PRINCIPAL       GROSS
                                MORTGAGE         AS OF THE        BALANCE AS OF       COUPON             OLTV
RANGE OF FICO SCORES              LOANS        CUT-OFF DATE      THE CUT-OFF DATE       (%)      FICO     (%)
----------------------------- ------------ ------------------- -------------------- ---------- ------- -----------
576 - 600                               3          784,000.00                 0.39      7.264     596       66.32
601 - 625                              27        6,845,021.92                 3.43      7.465     618       74.45
626 - 650                             101       23,172,075.87                11.61      7.463     638       77.07
651 - 675                             137       29,864,159.00                14.97      7.401     664       77.14
676 - 700                             227       49,233,549.29                24.68      7.365     688       77.86
701 - 725                             172       35,252,447.40                17.67      7.465     712       78.99
726 - 750                             115       22,566,238.93                11.31      7.313     737       78.43
751 - 775                             104       19,633,863.49                 9.84      7.357     763       78.57
776 - 800                              54       10,797,873.84                 5.41      7.416     786       77.15
801 - 825                               7        1,372,559.40                 0.69      7.336     804       79.72
----------------------------- ------------ ------------------- -------------------- ---------- ------- -----------
Total:                                947      199,521,789.14               100.00      7.398     699       77.81
------------------------------------------------------------------------------------------------------------------
Minimum (where applicable): 594
Maximum: 809
Weighted Average (where applicable): 699


-----------------------------------------------------------------------------------------------------------------
                                              Geographic Distribution
-----------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                NUMBER OF         BALANCE         % OF PRINCIPAL       GROSS
                                MORTGAGE         AS OF THE        BALANCE AS OF       COUPON             OLTV
STATE                             LOANS        CUT-OFF DATE      THE CUT-OFF DATE       (%)      FICO     (%)
----------------------------- ------------ ------------------- -------------------- ---------- ------- ---------
California                             169       51,095,893.07                25.61      7.243     693     75.14
Florida                                112       21,160,914.08                10.61      7.395     704     77.90
Arizona                                 64       13,244,457.45                 6.64      7.398     701     76.23
Illinois                                59       12,051,067.35                 6.04      7.493     699     77.39
Washington                              46       10,633,140.45                 5.33      7.358     706     80.73
Colorado                                53       10,366,129.55                 5.20      7.274     700     79.01
Nevada                                  37        7,790,045.75                 3.90      7.454     703     80.63
Maryland                                25        6,611,620.97                 3.31      7.430     692     78.49
Virginia                                28        6,393,948.20                 3.20      7.430     707     79.65
Oregon                                  31        6,356,640.94                 3.19      7.466     714     82.10
Other                                  323       53,817,931.33                26.97      7.534     699     78.75
----------------------------- ------------- ------------------- -------------------- ---------- ------- ---------
Total:                                 947      199,521,789.14               100.00      7.398     699     77.81
-----------------------------------------------------------------------------------------------------------------
Number of States Represented: 45


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------



-----------------------------------------------------------------------------------------------------------------
                                                  Occupancy Status
-----------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                               NUMBER OF          BALANCE         % OF PRINCIPAL      GROSS
                               MORTGAGE          AS OF THE        BALANCE AS OF      COUPON              OLTV
OCCUPANCY STATUS                 LOANS         CUT-OFF DATE      THE CUT-OFF DATE      (%)      FICO      (%)
---------------------------- ------------- ------------------- ------------------- ----------- ------ -----------
Primary                               502      114,048,625.84               57.16       7.226    684       77.59
Investment                            392       73,857,823.53               37.02       7.617    717       77.54
Second Home                            53       11,615,339.77                5.82       7.694    726       81.62
---------------------------- ------------- ------------------- ------------------- ----------- ------ -----------
Total:                                947      199,521,789.14              100.00       7.398    699       77.81
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                 Documentation Type
------------------------------------------------------------------------------------------------------------------
                                                   PRINCIPAL
                                 NUMBER OF          BALANCE         % OF PRINCIPAL      GROSS
                                 MORTGAGE          AS OF THE        BALANCE AS OF      COUPON              OLTV
INCOME  DOCUMENTATION              LOANS         CUT-OFF DATE      THE CUT-OFF DATE      (%)      FICO      (%)
------------------------------ ------------- ------------------- ------------------- ----------- ------- ---------
Limited                                 639      141,203,919.66               70.77       7.436     699     77.98
Full/Alt                                213       38,001,653.13               19.05       7.252     705     78.76
SI/SA                                    95       20,316,216.35               10.18       7.409     689     74.80
------------------------------ ------------- ------------------- ------------------- ----------- ------- ---------
Total:                                  947      199,521,789.14              100.00       7.398     699     77.81
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                    Loan Purpose
-----------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                NUMBER OF          BALANCE         % OF PRINCIPAL      GROSS
                                MORTGAGE          AS OF THE        BALANCE AS OF      COUPON               OLTV
PURPOSE                           LOANS         CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
----------------------------- ------------- ------------------- ------------------- ----------- -------- --------
Refinance - Cashout                    330       80,302,790.53               40.25       7.359      685    75.62
Purchase                               433       74,573,329.65               37.38       7.531      718    80.04
Refinance - Rate Term                  184       44,645,668.96               22.38       7.248      692    78.01
----------------------------- ------------- ------------------- ------------------- ----------- -------- --------
Total:                                 947      199,521,789.14              100.00       7.398      699    77.81
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                   Property Type
-----------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                               NUMBER OF          BALANCE         % OF PRINCIPAL      GROSS
                               MORTGAGE          AS OF THE        BALANCE AS OF      COUPON               OLTV
PROPERTY TYPE                    LOANS         CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
---------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
Single Family Residence               516      104,630,548.58               52.44       7.371     694      78.33
Planned Unit Development              176       37,764,822.32               18.93       7.379     700      78.03
2-4 Family                            115       31,031,619.03               15.55       7.574     709      75.88
Condominium                           138       25,747,999.21               12.90       7.332     704      77.73
Co-op                                   2          346,800.00                0.17       7.031     740      73.39
---------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
Total:                                947      199,521,789.14              100.00       7.398     699      77.81
-----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------



-----------------------------------------------------------------------------------------------------------------
                                               Prepayment Charge Term
-----------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                               NUMBER OF          BALANCE         % OF PRINCIPAL      GROSS
PREPAYMENT CHARGE TERM AT      MORTGAGE          AS OF THE        BALANCE AS OF      COUPON               OLTV
ORIGINATION (MOS.)               LOANS         CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
---------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
0                                     486      100,231,486.98               50.24       7.578     698      78.00
5                                       1          300,000.00                0.15       7.375     632      80.00
6                                      17        4,955,585.44                2.48       7.518     685      72.28
12                                     27        5,614,315.68                2.81       7.739     699      78.09
24                                     19        3,456,544.85                1.73       7.259     688      75.51
36                                    396       84,747,856.19               42.48       7.162     701      77.96
60                                      1          216,000.00                0.11       7.375     674      80.00
---------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
Total:                                947      199,521,789.14              100.00       7.398     699      77.81
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                 Conforming Balance
-----------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                               NUMBER OF          BALANCE         % OF PRINCIPAL      GROSS
                               MORTGAGE          AS OF THE        BALANCE AS OF      COUPON               OLTV
CONFORMING BALANCE               LOANS         CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
---------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
Conforming Balance                    947      199,521,789.14              100.00       7.398     699      77.81
---------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
Total:                                947      199,521,789.14              100.00       7.398     699      77.81
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                Maximum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                NUMBER OF         BALANCE         % OF PRINCIPAL      GROSS
RANGE OF MAXIMUM MORTGAGE       MORTGAGE         AS OF THE        BALANCE AS OF      COUPON               OLTV
RATES (%)                         LOANS        CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
---------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
10.001 - 10.500                          1          151,000.00                0.08       7.500     784      79.47
10.501 - 11.000                          3          936,000.00                0.47       6.054     749      66.81
11.001 - 11.500                          1          179,672.64                0.09       6.500     671      61.02
11.501 - 12.000                         17        4,169,406.07                2.09       6.845     715      73.31
12.001 - 12.500                         84       16,623,532.70                8.33       7.346     714      74.08
12.501 - 13.000                        261       56,605,218.86               28.37       7.041     703      76.42
13.001 - 13.500                        351       76,472,425.88               38.33       7.379     694      77.99
13.501 - 14.000                        147       29,023,792.49               14.55       7.778     695      80.39
14.001 - 14.500                         63       11,716,251.06                5.87       8.299     693      83.00
14.501 - 15.000                         19        3,644,489.44                1.83       8.687     687      84.10
----------------------------- ------------- ------------------- ------------------- ----------- ------- ----------
Total:                                 947      199,521,789.14              100.00       7.398     699      77.81
------------------------------------------------------------------------------------------------------------------
Minimum: 10.500%
Maximum: 15.000%
Weighted Average: 13.212%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------



-----------------------------------------------------------------------------------------------------------------
                                Minimum Mortgage Rates of the Adjustable-Rate Loans
-----------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                               NUMBER OF          BALANCE         % OF PRINCIPAL      GROSS
RANGE OF MINIMUM MORTGAGE      MORTGAGE          AS OF THE        BALANCE AS OF      COUPON               OLTV
RATES (%)                        LOANS         CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
---------------------------- ------------- ------------------- -------------------- ---------- ------- ---------
1.501 - 2.000                            1          138,000.00                 0.07      5.875     739     79.99
2.001 - 2.500                          800      170,860,289.12                85.63      7.383     701     77.84
2.501 - 3.000                           27        5,305,514.25                 2.66      7.609     681     77.81
3.001 - 3.500                           25        4,084,249.10                 2.05      7.745     727     79.16
3.501 - 4.000                            3          899,455.44                 0.45      7.115     703     74.21
4.001 - 4.500                            3          387,336.90                 0.19      7.356     701     79.99
4.501 - 5.000                           20        3,586,934.76                 1.80      7.666     682     80.67
5.001 - 5.500                            3          560,000.00                 0.28      7.536     703     80.00
5.501 - 6.000                            1          143,010.05                 0.07      5.875     709     80.00
6.501 - 7.000                           20        4,965,595.69                 2.49      6.849     676     75.64
7.001 - 7.500                           21        4,605,847.74                 2.31      7.307     676     76.86
7.501 - 8.000                           11        2,118,475.22                 1.06      7.731     674     75.89
8.001 - 8.500                            7          788,726.72                 0.40      8.406     688     71.55
8.501 - 9.000                            5        1,078,354.15                 0.54      8.664     651     79.99
----------------------------- ------------- ------------------- -------------------- ---------- ------- ---------
Total:                                 947      199,521,789.14               100.00      7.398     699     77.81
-----------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 9.000%
Weighted Average: 2.709%


-----------------------------------------------------------------------------------------------------------------
                                     Gross Margins of the Adjustable-Rate Loans
-----------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                 NUMBER OF         BALANCE         % OF PRINCIPAL      GROSS
                                 MORTGAGE         AS OF THE        BALANCE AS OF      COUPON               OLTV
RANGE OF GROSS MARGINS (%)         LOANS        CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
----------------------------- ------------- ------------------- -------------------- ---------- ------- ---------
1.501 - 2.000                            1          138,000.00                 0.07      5.875     739     79.99
2.001 - 2.500                          804      171,266,564.45                85.84      7.385     701     77.85
2.501 - 3.000                           56       11,424,884.79                 5.73      7.554     673     77.26
3.001 - 3.500                           24        3,961,699.10                 1.99      7.730     727     79.13
3.501 - 4.000                            3          899,455.44                 0.45      7.115     703     74.21
4.001 - 4.500                            3          387,336.90                 0.19      7.356     701     79.99
4.501 - 5.000                           53       10,883,848.46                 5.45      7.364     680     77.29
5.001 - 5.500                            3          560,000.00                 0.28      7.536     703     80.00
----------------------------- ------------- ------------------- -------------------- ---------- ------- ---------
Total:                                 947      199,521,789.14               100.00      7.398     699     77.81
-----------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 5.375%
Weighted Average: 2.472%


------------------------------------------------------------------------------------------------------------------
                            Months to Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                 NUMBER OF         BALANCE         % OF PRINCIPAL      GROSS
                                 MORTGAGE         AS OF THE        BALANCE AS OF      COUPON               OLTV
MONTHS TO NEXT ADJUSTMENT          LOANS        CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
------------------------------ -------------- ------------------ -------------------- ---------- ------- ---------
0 - 5                                      2         317,760.00                 0.16      6.299     737     80.00
6 - 11                                     3         936,000.00                 0.47      6.054     749     66.81
18 - 23                                   10       2,053,691.84                 1.03      7.499     667     78.01
30 - 35                                   38       7,511,200.51                 3.76      7.182     697     75.61
36 - 41                                    1         420,000.00                 0.21      6.875     699     77.21
48 - 53                                    4         683,861.95                 0.34      7.134     692     81.51
54 - 59                                  856     179,188,188.96                89.81      7.406     699     78.06
60 - 65                                   11       2,319,720.00                 1.16      7.431     669     75.44
78 - 83                                   21       5,690,965.88                 2.85      7.754     698     75.92
84 - 89                                    1         400,400.00                 0.20      7.375     725     64.27
------------------------------ -------------- ------------------ -------------------- ---------- ------- ---------
Total:                                   947     199,521,789.14               100.00      7.398     699     77.81
------------------------------------------------------------------------------------------------------------------
Minimum: 4
Maximum: 84
Weighted Average: 57


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------- ----------------------------- ----------------------



------------------------------------------------------------------------------------------------------------------
                                 Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                 NUMBER OF         BALANCE         % OF PRINCIPAL      GROSS
                                 MORTGAGE         AS OF THE        BALANCE AS OF      COUPON               OLTV
INITIAL PERIODIC CAP (%)           LOANS        CUT-OFF DATE      THE CUT-OFF DATE      (%)       FICO      (%)
----------------------------- --------------- ------------------- ------------------- ----------- ------- --------
1.501 - 2.000                             30        6,633,028.57                3.32       6.995     702    74.66
2.001 - 2.500                              1          162,320.00                0.08       6.875     708    80.00
2.501 - 3.000                             24        4,864,011.34                2.44       7.480     663    77.23
4.501 - 5.000                            182       35,710,004.95               17.90       7.562     710    75.39
5.501 - 6.000                            710      152,152,424.28               76.26       7.375     697    78.53
----------------------------- --------------- ------------------- ------------------- ----------- ------- --------
Total:                                   947      199,521,789.14              100.00       7.398     699    77.81
------------------------------------------------------------------------------------------------------------------
Minimum (where applicable): 2.000%
Maximum: 6.000%
Weighted Average: 5.612%


------------------------------------------------------------------------------------------------------------------
                                     Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                   PRINCIPAL
                                NUMBER OF           BALANCE          % OF PRINCIPAL       GROSS
                                MORTGAGE           AS OF THE         BALANCE AS OF       COUPON             OLTV
PERIODIC CAP (%)                  LOANS          CUT-OFF DATE       THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------- -------------- ---------------------- ------------------- ---------- ------- --------
0.501 - 1.000                          196          37,998,976.29               19.05      7.571     705    75.81
1.501 - 2.000                          751         161,522,812.85               80.95      7.358     697    78.28
---------------------------- -------------- ---------------------- ------------------- ---------- ------- --------
Total:                                 947         199,521,789.14              100.00      7.398     699    77.81
------------------------------------------------------------------------------------------------------------------
Minimum (where applicable): 1.000%
Maximum: 2.000%
Weighted Average (where applicable): 1.810%


------------------------------------------------------------------------------------------------------------------
                                            Loans with PMI over 80% LTV
------------------------------------------------------------------------------------------------------------------
                                                   PRINCIPAL
                                NUMBER OF           BALANCE          % OF PRINCIPAL       GROSS
                                MORTGAGE           AS OF THE         BALANCE AS OF       COUPON             OLTV
Loans with PMI over 80% LTV       LOANS          CUT-OFF DATE       THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------- --------------- ------------------- ------------------- ----------- ------- --------
No Mortgage Insurance                     39        7,545,969.42               51.36       8.057     732    95.75
Mortgage Insurance                        38        7,145,625.41               48.64       7.677     707    88.12
----------------------------- --------------- ------------------- ------------------- ----------- ------- --------
Total:                                    77       14,691,594.83              100.00       7.873     720    92.04
------------------------------------------------------------------------------------------------------------------

                 Note: All characteristics are preliminary and
                   are subject to the final collateral pool


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------- ----------------------------- ----------------------
MORGAN STANLEY                    [Graphic omitted]              October 4, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------

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                                    Page 9